Consent of Independent Certified Public Accountants


nStor Technologies, Inc.
Lake Mary, Florida


We hereby consent to the incorporation by reference in the joint proxy statement/prospectus constituting a part of this Registration Statement of our report dated March 5, 1999 (except for Note 15, which is as of April 15, 1999), relating to the consolidated finanical statements of nStor Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the joint proxy statement/prospectus.





                                                     /s/ BDO Seidman, LLP
                                                     --------------------
                                                     BDO Seidman, LLP

Orlando, Florida
September 10, 1999